Exhibit 99.1

Harrow Secures Capital to Close Recently Announced Acquisition

Announces Pricing of $35 Million Aggregate Principal Amount Offering of

11.875% Senior Notes Due 2027

NASHVILLE, Tenn., December 16, 2022 – Harrow Health, Inc. (Nasdaq: HROW), an eyecare pharmaceutical company exclusively focused on the discovery, development, and commercialization of innovative ophthalmic prescription therapies, today announced the pricing of its underwritten registered public offering of $35 million aggregate principal amount of 11.875% senior notes due 2027 (the “Notes”). Harrow has granted the underwriters a 30-day option to purchase an additional $5.25 million aggregate principal amount of Notes in connection with the offering. The offering is expected to close on December 20, 2022, subject to customary closing conditions.

Harrow and this issuance of Notes both received a rating of “BB” from Egan-Jones Ratings Company, an independent, unaffiliated rating agency. The Notes are expected to be listed on the Nasdaq Global Market under the symbol “HROWM.”

The Company expects to use the net proceeds from the sale of the Notes, together with the proceeds of its recently priced common stock offering, available cash on hand, and the proceeds of a secured loan facility which an affiliate of B. Riley Financial, Inc. committed to provide at a fixed interest rate of 10.875%, to fund the purchase price payable for a previously announced acquisition, with any remaining net proceeds available for general corporate purposes, including funding future strategic product acquisitions and related investments, making capital expenditures, and funding working capital.

B. Riley Securities, Janney Montgomery Scott, Ladenburg Thalmann and William Blair are acting as joint book-running managers for the offering. EF Hutton, division of Benchmark Investments, LLC, is acting as lead manager for the offering, and Aegis Capital Corp., Brownstone Investment Group, Huntington Capital Markets, InspereX, Maxim Group LLC, Newbridge Securities Corporation and Revere Securities LLC are acting as co-managers for the offering.

The Notes will be offered by Harrow under its shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 6, 2022. The offering of these Notes will be made solely by means of a prospectus supplement and accompanying base prospectus, which will be filed with the SEC.

Copies of the prospectus supplement and the accompanying base prospectus may be obtained on the SEC’s website at www.sec.gov, or by contacting B. Riley Securities by phone at (703) 312-9580, or by emailing prospectuses@brileyfin.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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HROW Announces Pricing of $35 Million Offering of 11.875% Senior Notes Due 2027

December 16, 2022

About Harrow

Harrow (Nasdaq: HROW) is an eyecare pharmaceutical company exclusively focused on the discovery, development, and commercialization of innovative ophthalmic prescription therapies for the U.S. market that are accessible and affordable. For more information about Harrow, please visit the Investors section of the corporate website, harrow.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Such forward looking statements include, but are not limited to, statements regarding the terms and conditions and timing of the senior notes offering and the intended use of proceeds. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Factors that could cause actual results to differ include (without limitation) the possibility that the notes offering will not be consummated at the expected time, on the expected terms, or at all. Additional risks and uncertainties are more fully described in Harrow’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s website at www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Harrow undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

Jamie Webb

Director of Communications and Investor Relations

jwebb@harrowinc.com

615-733-4737

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